Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 18, 2025, with respect to the financial statements of ORIC Pharmaceuticals, Inc., incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

San Diego, California

June 11, 2025